Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-140171 on Form S-1 of our report dated March 7, 2008 relating to the consolidated financial statements of Gran Tierra Energy Inc., for the year ended December 31, 2007, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Independent Registered Chartered Accountants Calgary, Canada March 20, 2008